Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-48079, 333-82124, 333-60611, 333-05933, 333-28887, 333-37843, 333-71261, 333-86147, 333-39588, 333-97793, 333-105879, 333-109301 and 333-117086 of Tekelec on Form S-8 and Registration No. 333-108821 of Tekelec on Form S-3, of our report dated May 7, 2004 on the financial statements of VocalData, Inc. for the year ended December 31, 2003 appearing in this Current Report on Form 8-K/A of Tekelec.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 6, 2004